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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        MORGAN STANLEY DEAN WITTER & CO.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                 DELAWARE                              36-3145972
---------------------------------------  ---------------------------------------
       (State of Incorporation              (IRS Employer Identification no.)
          or Organization)

   1585 Broadway, New York, New York                      10036
---------------------------------------  ---------------------------------------
         (Address of Principal                         (Zip Code)
           Executive Offices)


If this Form relates to the               If this Form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c), please      to General Instruction A.(d), please
check the following box. [X]              check the following box. [ ]



Securities Act registration statement file number to which this form relates:
333-75289

Securities to be registered pursuant to Section 12(b) of the Act:




          Title of Each Class                Name of Each Exchange on Which
          to be so Registered                Each Class is to be Registered
---------------------------------------  ---------------------------------------
6% Reset Performance Equity-linked        THE AMERICAN STOCK EXCHANGE
Redemption Quarterly-pay Securities due
May 30, 2001


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)



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



      Item 1.  Description of the Registrant's Securities to be Registered.

      The title of the class of securities to be registered hereunder is: "6% Reset Performance Equity-linked Redemption Quarterly-pay Securities due May
30, 2001" (the "Reset PERQS"). A description of the Reset PERQS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-75289) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated May 6, 1999 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the Reset PERQS contained in the pricing supplement dated May 13, 1999 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Reset PERQS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

      Item 2.  Exhibits.

      The following documents are filed as exhibits hereto:

      4.1 Proposed form of Global Note evidencing the Reset PERQS.

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                               MORGAN STANLEY DEAN WITTER & CO.
                               (Registrant)


Date: May 13, 1999             By: /s/ Martin M. Cohen
                                   ------------------------------
                                   Name:  Martin M. Cohen
                                   Title: Assistant Secretary

                                INDEX TO EXHIBITS



Exhibit No.                                                        Page No.

4.1  Proposed form of Global Note evidencing the Reset PERQS         A-1

                             FIXED RATE SENIOR NOTE

REGISTERED                                                      REGISTERED
No. FXR                                                         $
                                                                CUSIP: 617446240

        Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                        MORGAN STANLEY DEAN WITTER & CO.
                    SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES C
                                  (Fixed Rate)

                         RESET PERFORMANCE EQUITY-LINKED
               REDEMPTION QUARTERLY-PAY SECURITIES ("RESET PERQS")

                        % RESET PERQS DUE MARCH 30, 2001
                      RESET PERQS MANDATORILY EXCHANGEABLE
                          FOR SHARES OF COMMON STOCK OF
                             SUN MICROSYSTEMS, INC.


------------------------------------------------------------------------------------------------------------
ORIGINAL ISSUE DATE:        INITIAL REDEMPTION       INTEREST RATE:   % per       MATURITY DATE:
      , 1999                  DATE: N/A                annum (equivalent to $       May 30, 2001
                                                          per annum per Reset
                                                          PERQS)
------------------------------------------------------------------------------------------------------------
INTEREST ACCRUAL            INITIAL REDEMPTION       INTEREST PAYMENT             OPTIONAL
  DATE:      , 1999           PERCENTAGE: N/A          DATES: Each February         REPAYMENT
                                                       __, May __, August __        DATE(S):  N/A
                                                       and November __,
                                                       beginning August __,
                                                       1999
------------------------------------------------------------------------------------------------------------
SPECIFIED CURRENCY:         ANNUAL REDEMPTION        INTEREST PAYMENT             APPLICABILITY OF
  U.S. Dollars               PERCENTAGE               PERIOD: Quarterly             MODIFIED
                             REDUCTION: N/A                                         PAYMENT UPON
                                                                                    ACCELERATION:
                                                                                    N/A
------------------------------------------------------------------------------------------------------------
IF SPECIFIED                                         APPLICABILITY OF             If yes, state Issue Price:
  CURRENCY OTHER                                       ANNUAL INTEREST              N/A
  THAN U.S. DOLLARS,                                   PAYMENTS: N/A
  OPTION TO ELECT
  PAYMENT IN U.S.
  DOLLARS: N/A
------------------------------------------------------------------------------------------------------------
  EXCHANGE RATE                                                                   ORIGINAL YIELD TO
  AGENT: N/A                                                                        MATURITY: N/A
------------------------------------------------------------------------------------------------------------
OTHER PROVISIONS:
  (See below)
------------------------------------------------------------------------------------------------------------


Denominations.........................    $       and integral multiples thereof

First Year Cap Price..................    $

First Year Determination Date.........    May 30, 2000 (or if such date is not a
                                          Trading Day on which no Market
                                          Disruption Event occurs, the
                                          immediately succeeding Trading Day on
                                          which no Market Disruption Event
                                          occurs).

First Year Closing Price..............    First Year Closing Price means the
                                          product of (i) the Market Price of one
                                          share of Sun Microsystems Stock and
                                          (ii) the Exchange Factor, each
                                          determined as of the First Year
                                          Determination Date.

Second Year Cap Price.................    Second Year Cap Price means the
                                          greater of (x)    % of the First
                                          Year Closing Price and (y) the First
                                          Year Cap Price. See "Exchange at
                                          Maturity" below.

Maturity Price........................    Maturity Price means the product of
                                          (i) the Market Price of one share of
                                          common stock, $.01 par value ("Sun
                                          Microsystems Stock"), of Sun
                                          Microsystems, Inc. ("Sun
                                          Microsystems") and (ii) the Exchange
                                          Factor, each determined as of the
                                          second scheduled Trading Day
                                          immediately prior to maturity.

Exchange at Maturity..................    At maturity (including as a result of
                                          acceleration under the terms of the
                                          Senior Indenture (as defined on the
                                          reverse hereof) or otherwise), upon
                                          delivery of this Reset PERQS to the
                                          Trustee, each $ principal amount of
                                          this Reset PERQS shall be applied by
                                          the Issuer as payment for a number of
                                          shares of Sun Microsystems Stock at
                                          the Exchange Ratio. The initial
                                          Exchange Ratio, initially set at 0.1,
                                          is subject to adjustment on the First
                                          Year Determination Date and at
                                          maturity in order to cap the value of
                                          the Sun Microsystems Stock to be
                                          received upon delivery of this Reset
                                          PERQS at $ per each $ principal amount
                                          of this Reset PERQS. Solely for
                                          purposes of adjustment upon the
                                          occurrence of certain corporate
                                          events, the number of shares of Sun
                                          Microsystems Stock to be delivered at
                                          maturity shall also be adjusted by an
                                          Exchange Factor, initially set at 1.0.
                                          See "Exchange Factor" and
                                          "Antidilution Adjustments" below.

                                          If the First Year Closing Price, as
                                          determined by the Calculation Agent,
                                          is less than or equal to $   (the

                                          "First Year Cap Price"), no adjustment
                                          to the Exchange Ratio shall be made at
                                          such time. If the First Year Closing
                                          Price exceeds the First Year Cap
                                          Price, the Exchange Ratio shall be
                                          adjusted by the Calculation Agent so
                                          that the new Exchange Ratio shall
                                          equal the product of (i) the existing
                                          Exchange Ratio and (ii) a fraction the
                                          numerator of which shall be the First
                                          Year Cap Price and the denominator of
                                          which shall be the First Year Closing
                                          Price.

                                          In addition, on the First Year
                                          Determination Date, the Calculation
                                          Agent shall establish the "Second Year
                                          Cap Price" that shall be equal to the
                                          greater of (x) % of the First Year
                                          Closing Price and (y) the First Year
                                          Cap Price. The Issuer shall cause the
                                          Calculation Agent promptly to send
                                          written notice of the Second Year Cap
                                          Price and of any such adjustment to
                                          the Exchange Ratio by first-class mail
                                          to The Depository Trust Company, New
                                          York, New York (the "Depositary").

                                          If the Maturity Price, as determined
                                          by the Calculation Agent, is less than
                                          or equal to the Second Year Cap Price,
                                          no further adjustment to the Exchange
                                          Ratio shall be made. If the Maturity
                                          Price exceeds the Second Year Cap
                                          Price, the then existing Exchange
                                          Ratio shall be adjusted by the
                                          Calculation Agent so that the final
                                          Exchange Ratio shall equal the product
                                          of (i) the existing Exchange Ratio and
                                          (ii) a fraction the numerator of which
                                          shall be the Second Year Cap Price and
                                          the denominator of which shall be the
                                          Maturity Price.

                                          The number of shares of Sun
                                          Microsystems Stock to be delivered at
                                          maturity shall be subject to any
                                          applicable adjustments (i) to the
                                          Exchange Factor and (ii) in the
                                          Exchange Property, as defined in
                                          paragraph 5 under "Antidilution
                                          Adjustments" below, to be delivered
                                          instead of, or in addition to, such
                                          Sun Microsystems Stock as a result of
                                          any corporate event described under
                                          "Antidilution Adjustments" below, in
                                          each case, required to be made prior
                                          to the close of business on the second
                                          Trading Day immediately prior to
                                          maturity.

                                          All calculations with respect to the
                                          Exchange Ratios for the Reset PERQS
                                          shall be rounded to the nearest one
                                          hundred-thousandth, with five
                                          one-millionths rounded upwards (e.g.
                                          .876545 would be rounded to .87655);
                                          all calculations with respect to the
                                          Second Year Cap Price will be rounded
                                          to the nearest ten-thousandth, with
                                          five one-hundred-thousandths rounded
                                          upwards (e.g. $12.34567 would be
                                          rounded to $12.3457); and all dollar
                                          amounts related to payments at
                                          maturity resulting from such
                                          calculations shall be rounded to the
                                          nearest cent with one-half cent being
                                          rounded upwards.

                                          The Issuer shall, or shall cause the
                                          Calculation Agent to, (i) provide
                                          written notice to the Trustee at its
                                          New York office and to the Depositary,
                                          on which notice the Trustee and the
                                          Depositary may conclusively rely, on
                                          or prior to 10:30 a.m. on the Trading
                                          Day immediately prior to maturity of
                                          this Reset PERQS, of the amount of Sun
                                          Microsystems Stock (or the amount of
                                          Exchange Property) to be delivered
                                          with respect to each $ principal
                                          amount of this Reset PERQS and of the
                                          amount of any cash to be paid in lieu
                                          of fractional shares of Sun
                                          Microsystems Stock (or of any other
                                          securities included in the Exchange
                                          Property, if applicable) allocated to
                                          each $  principal amount of this Reset
                                          PERQS; provided that, if the maturity
                                          date of this Reset PERQS is
                                          accelerated (x) because of the
                                          consummation of a Reorganization Event
                                          (as defined in paragraph 5 of the
                                          "Antidilution Adjustments" below)
                                          where the Exchange Property consists
                                          only of cash or (y) because of an
                                          Acceleration Event or otherwise, the
                                          Issuer shall give notice of such
                                          acceleration as promptly as possible,
                                          and in no case later than two Business
                                          Days following such deemed maturity
                                          date, (i) to the holder of this Reset
                                          PERQS by mailing notice of such
                                          acceleration by first class mail,
                                          postage prepaid and (ii) to the
                                          Trustee and the Depositary by
                                          telephone or facsimile confirmed by
                                          mailing such notice to the Trustee at
                                          its New York office and to the
                                          Depositary by first class mail,
                                          postage prepaid. Any notice that is
                                          mailed in the manner herein provided
                                          shall be conclusively presumed to have
                                          been duly given, whether or not the
                                          holder of this Reset PERQS receives
                                          the notice. If the maturity of this
                                          Reset PERQS is accelerated in the
                                          manner described in the immediately
                                          preceding sentence, no interest on the
                                          amounts payable with respect to this
                                          Reset PERQS shall accrue for the
                                          period from and after such accelerated
                                          maturity date; provided, that the
                                          Issuer has deposited with the Exchange
                                          Agent the Sun Microsystems Stock, the
                                          Exchange Property or any cash due with
                                          respect to such acceleration.

                                          The Issuer shall, or shall cause the
                                          Calculation Agent to, deliver any such
                                          shares of Sun Microsystems Stock (or
                                          any Exchange Property) and cash in
                                          respect of interest and any fractional
                                          shares of Sun Microsystems Stock (or
                                          any Exchange Property) and cash
                                          otherwise due upon any acceleration
                                          described above to the Trustee for
                                          delivery to the holder. The
                                          Calculation Agent shall determine the
                                          Exchange Ratio applicable at the
                                          maturity of this Reset PERQS and
                                          calculate the Exchange Factor.
                                          References to payment "per Reset
                                          PERQS" refer to each $ principal
                                          amount of this Reset PERQS.

                                          If this Reset PERQS is not surrendered
                                          for exchange at maturity, it shall be
                                          deemed to be no longer Outstanding
                                          under, and as defined in, the Senior
                                          Indenture (as defined on the reverse
                                          hereof), except with respect to the
                                          holder's right to receive the Sun
                                          Microsystems Stock (and, if
                                          applicable, any Exchange Property) due
                                          at maturity.

No Fractional Shares..................    Upon delivery of this Reset PERQS to
                                          the Trustee at maturity (including as
                                          a result of an acceleration or
                                          otherwise), the Issuer shall deliver
                                          the aggregate number of shares of Sun
                                          Microsystems Stock due with respect to
                                          this Reset PERQS, as described above,
                                          but the Issuer shall pay cash in lieu
                                          of delivering any fractional share of
                                          Sun Microsystems Stock in an amount
                                          equal to the corresponding fractional
                                          Market Price of such fraction of a
                                          share of Sun Microsystems Stock as
                                          determined by the Calculation Agent as
                                          of the second scheduled Trading Day
                                          prior to maturity of this Reset PERQS.

Exchange Factor.......................    The Exchange Factor shall be set
                                          initially at 1.0, but shall be subject
                                          to adjustment upon the occurrence of
                                          certain corporate events through and
                                          including the second scheduled Trading
                                          Day immediately prior to maturity. See
                                          "Antidilution Adjustments" below.

Market Price..........................    If Sun Microsystems Stock (or any
                                          other security for which a Market
                                          Price must be determined) is listed on
                                          a national securities exchange, is a
                                          security of The Nasdaq National Market
                                          ("NASDAQ NMS") or is included in the
                                          OTC Bulletin Board Service ("OTC
                                          Bulletin Board") operated by the
                                          National Association of Securities
                                          Dealers, Inc. (the "NASD"), the Market
                                          Price for one share of Sun
                                          Microsystems Stock (or one unit of any
                                          such other security) on any Trading
                                          Day means (i) the last reported sale
                                          price, regular way, on such day on the
                                          principal United States securities
                                          exchange registered under the
                                          Securities Exchange Act of 1934, as
                                          amended (the "Exchange Act"), on which
                                          Sun Microsystems Stock (or any such
                                          other security) is listed or admitted
                                          to trading or (ii) if not listed or
                                          admitted to trading on any such
                                          securities exchange or if such last
                                          reported sale price is not obtainable,
                                          the last reported sale price on the
                                          over-the- counter market as reported
                                          on the NASDAQ NMS or OTC Bulletin
                                          Board on such day. If the last
                                          reported sale price is not available
                                          pursuant to clause (i) or (ii) of the
                                          preceding sentence because of a Market
                                          Disruption Event or otherwise, the
                                          Market Price for any Trading Day shall
                                          be the mean, as determined by the
                                          Calculation Agent, of the bid prices
                                          for Sun Microsystems Stock (or any
                                          such other security) obtained from as
                                          many dealers in such stock (which may
                                          include MS & Co. or any of the
                                          Issuer's other subsidiaries or
                                          affiliates), but not exceeding three,
                                          as will make such bid prices available
                                          to the Calculation Agent. A "security
                                          of the NASDAQ NMS" shall include a
                                          security included in any successor to
                                          such system and the term "OTC Bulletin
                                          Board Service" shall include any
                                          successor service thereto.

Trading Day...........................    A day, as determined by the
                                          Calculation Agent, on which trading is
                                          generally conducted on the New York
                                          Stock Exchange ("NYSE"), the American
                                          Stock Exchange, Inc., the NASDAQ NMS,
                                          the Chicago Mercantile Exchange, the
                                          Chicago Board of Options Exchange and
                                          in the over-the-counter market for
                                          equity securities in the United
                                          States.

Acceleration Event....................    If on any date the product of the
                                          Market Price per share of Sun
                                          Microsystems Stock, as determined by
                                          the Calculation Agent, and the
                                          Exchange Factor is less than $4.00,
                                          the maturity date of this Reset PERQS
                                          shall be
                                          deemed to be accelerated to such date,
                                          and each $ principal amount of this
                                          Reset PERQS shall be applied by the
                                          Issuer as payment for a number of
                                          shares of Sun Microsystems Stock at
                                          the then current Exchange Ratio, as
                                          adjusted by the then current Exchange
                                          Factor. See also "Antidilution
                                          Adjustments" below.

Calculation Agent.....................    Morgan Stanley & Co. Incorporated and
                                          its successors ("MS & Co.").

Antidilution Adjustments..............    The Exchange Factor shall be adjusted
                                          by the Calculation Agent as follows:

                                             1. If Sun Microsystems Stock is
                                          subject to a stock split or reverse
                                          stock split, then once such split has
                                          become effective, the Exchange Factor
                                          shall be adjusted to equal the product
                                          of the prior Exchange Factor and the
                                          number of shares issued in such stock
                                          split or reverse stock split with
                                          respect to one share of Sun
                                          Microsystems Stock.

                                             2. If Sun Microsystems Stock is
                                          subject (i) to a stock dividend
                                          (issuance of additional shares of Sun
                                          Microsystems Stock) that is given
                                          ratably to all holders of shares of
                                          Sun Microsystems Stock or (ii) to a
                                          distribution of Sun Microsystems Stock
                                          as a result of the triggering of any
                                          provision of the corporate charter of
                                          Sun Microsystems, then once the
                                          dividend has become effective and Sun
                                          Microsystems Stock is trading
                                          ex-dividend, the Exchange Factor shall
                                          be adjusted so that the new Exchange
                                          Factor shall equal the prior Exchange
                                          Factor plus the product of (i) the
                                          number of shares issued with respect
                                          to one share of Sun Microsystems Stock
                                          and (ii) the prior Exchange Factor.

                                             3. There shall be no adjustments to
                                          the Exchange Factor to reflect cash
                                          dividends or other distributions paid
                                          with respect to Sun Microsystems Stock
                                          other than distributions described in
                                          clauses (i) and (v) of paragraph 5
                                          below and Extraordinary Dividends as
                                          described below. A cash dividend or
                                          other distribution with respect to Sun
                                          Microsystems Stock shall be deemed to
                                          be an "Extraordinary Dividend" if such
                                          dividend or other distribution exceeds
                                          the immediately preceding non-

                                          Extraordinary Dividend for Sun
                                          Microsystems Stock by an amount equal
                                          to at least 10% of the Market Price of
                                          Sun Microsystems Stock (as adjusted
                                          for any subsequent corporate event
                                          requiring an adjustment hereunder,
                                          such as a stock split or reverse stock
                                          split) on the Trading Day preceding
                                          the ex-dividend date for the payment
                                          of such Extraordinary Dividend (the
                                          "ex-dividend date"). If an
                                          Extraordinary Dividend occurs with
                                          respect to Sun Microsystems Stock, the
                                          Exchange Factor with respect to Sun
                                          Microsystems Stock shall be adjusted
                                          on the ex-dividend date with respect
                                          to such Extraordinary Dividend so that
                                          the new Exchange Factor shall equal
                                          the product of (i) the then current
                                          Exchange Factor and (ii) a fraction,
                                          the numerator of which is the Market
                                          Price on the Trading Day preceding the
                                          ex-dividend date, and the denominator
                                          of which is the amount by which the
                                          Market Price on the Trading Day
                                          preceding the ex-dividend date exceeds
                                          the Extraordinary Dividend Amount. The
                                          "Extraordinary Dividend Amount" with
                                          respect to an Extraordinary Dividend
                                          for Sun Microsystems Stock shall equal
                                          (i) in the case of cash dividends or
                                          other distributions that constitute
                                          regular dividends, the amount per
                                          share of such Extraordinary Dividend
                                          minus the amount per share of the
                                          immediately preceding
                                          non-Extraordinary Dividend for Sun
                                          Microsystems Stock or (ii) in the case
                                          of cash dividends or other
                                          distributions that do not constitute
                                          regular dividends, the amount per
                                          share of such Extraordinary Dividend.
                                          To the extent an Extraordinary
                                          Dividend is not paid in cash, the
                                          value of the non-cash component shall
                                          be determined by the Calculation
                                          Agent, whose determination shall be
                                          conclusive. A distribution on the Sun
                                          Microsystems Stock described in
                                          clauses (i) and (v) of paragraph 5
                                          below that also constitutes an
                                          Extraordinary Dividend shall cause an
                                          adjustment to the Exchange Factor
                                          pursuant only to clause (i) or clause
                                          (v) of paragraph 5, as applicable.

                                             4. If Sun Microsystems issues
                                          rights or warrants to all holders of
                                          Sun Microsystems Stock to subscribe
                                          for or purchase Sun Microsystems Stock
                                          at an exercise price per share less
                                          than the Market Price of the Sun
                                          Microsystems Stock on both (i) the
                                          date the exercise price of such rights
                                          or warrants is determined and (ii) the
                                          expiration date of such rights or
                                          warrants, and if the expiration date
                                          of such
                                          rights or warrants precedes the
                                          maturity of this Reset PERQS, then the
                                          Exchange Factor shall be adjusted to
                                          equal the product of the prior
                                          Exchange Factor and a fraction, the
                                          numerator of which shall be the number
                                          of shares of Sun Microsystems Stock
                                          outstanding immediately prior to the
                                          issuance of such rights or warrants
                                          plus the number of additional shares
                                          of Sun Microsystems Stock offered for
                                          subscription or purchase pursuant to
                                          such rights or warrants and the
                                          denominator of which shall be the
                                          number of shares of Sun Microsystems
                                          Stock outstanding immediately prior to
                                          the issuance of such rights or
                                          warrants plus the number of additional
                                          shares of Sun Microsystems Stock which
                                          the aggregate offering price of the
                                          total number of shares of Sun
                                          Microsystems Stock so offered for
                                          subscription or purchase pursuant to
                                          such rights or warrants would purchase
                                          at the Market Price on the expiration
                                          date of such rights or warrants, which
                                          shall be determined by multiplying
                                          such total number of shares offered by
                                          the exercise price of such rights or
                                          warrants and dividing the product so
                                          obtained by such Market Price.

                                             5. If (i) there occurs any
                                          reclassification or change of Sun
                                          Microsystems Stock, including, without
                                          limitation, as a result of the
                                          issuance of any tracking stock by Sun
                                          Microsystems, (ii) Sun Microsystems or
                                          any surviving entity or subsequent
                                          surviving entity of Sun Microsystems
                                          (a "Sun Microsystems Successor") has
                                          been subject to a merger, combination
                                          or consolidation and is not the
                                          surviving entity, (iii) any statutory
                                          exchange of securities of Sun
                                          Microsystems or any Sun Microsystems
                                          Successor with another corporation
                                          occurs (other than pursuant to clause
                                          (ii) above), (iv) Sun Microsystems is
                                          liquidated, (v) Sun Microsystems
                                          issues to all of its shareholders
                                          equity securities of an issuer other
                                          than Sun Microsystems (other than in a
                                          transaction described in clauses (ii),
                                          (iii) or (iv) above) (a "Spin-off
                                          Event") or (vi) a tender or exchange
                                          offer or going-private transaction is
                                          consummated for all the outstanding
                                          shares of Sun Microsystems Stock (any
                                          such event in clauses (i) through (vi)
                                          a "Reorganization Event"), the method
                                          of determining the amount payable upon
                                          exchange at maturity for this Reset
                                          PERQS shall be adjusted to provide
                                          that each holder of this Reset PERQS
                                          shall be entitled to receive at
                                          maturity, in respect of each $
                                          principal amount of this Reset PERQS,
                                          securities, cash or
                                          any other assets distributed in any
                                          such Reorganization Event, including,
                                          in the case of the issuance of
                                          tracking stock, the reclassified share
                                          of Sun Microsystems Stock and, in the
                                          case of a Spin-off Event, the share of
                                          Sun Microsystems Stock with respect to
                                          which the spun-off security was issued
                                          (collectively, the "Exchange
                                          Property") in an amount with a value
                                          equal to (a) if the Exchange Ratio has
                                          not been adjusted prior to maturity,
                                          the Transaction Value or (b) if the
                                          Exchange Ratio has been adjusted, an
                                          amount equal to the product of the
                                          final Exchange Ratio and the
                                          Transaction Value. In addition,
                                          following a Reorganization Event, the
                                          method of determining the Maturity
                                          Price shall be adjusted so that the
                                          Maturity Price shall mean the
                                          Transaction Value as of the second
                                          scheduled Trading Day immediately
                                          prior to maturity, and if the
                                          Reorganization Event occurs prior to
                                          the First Year Determination Date, the
                                          First Year Closing Price shall mean
                                          the Transaction Value determined as of
                                          the First Year Determination Date.
                                          Notwithstanding the above, if the
                                          Exchange Property received in any such
                                          Reorganization Event consists only of
                                          cash, the maturity date of this Reset
                                          PERQS shall be deemed to be
                                          accelerated to the date on which such
                                          cash is distributed to holders of Sun
                                          Microsystems Stock and the holder of
                                          this Reset PERQS shall receive in lieu
                                          of any Sun Microsystems Stock and as
                                          liquidated damages in full
                                          satisfaction of the Issuer's
                                          obligations under this Reset PERQS the
                                          product of (i) the Transaction Value
                                          as of such date and (ii) the then
                                          current Exchange Ratio adjusted as if
                                          such date were the next to occur of
                                          either the First Year Determination
                                          Date or the second scheduled Trading
                                          Day prior to maturity. If Exchange
                                          Property consists of more than one
                                          type of property, the holder of this
                                          Reset PERQS shall receive at maturity
                                          a pro rata share of each such type of
                                          Exchange Property. If Exchange
                                          Property includes a cash component,
                                          the holder of this Reset PERQS will
                                          not receive any interest accrued on
                                          such cash component. "Transaction
                                          Value" at any date means (i) for any
                                          cash received in any such
                                          Reorganization Event, the amount of
                                          cash received per share of Sun
                                          Microsystems Stock, as adjusted by the
                                          Exchange Factor at the time of such
                                          Reorganization Event, (ii) for any
                                          property other than cash or securities
                                          received in any such Reorganization
                                          Event, the market value, as determined
                                          by the Calculation Agent, as of the
                                          date of receipt, of such Exchange
                                          Property received
                                          for each share of Sun Microsystems
                                          Stock, as adjusted by the Exchange
                                          Factor at the time of such
                                          Reorganization Event and (iii) for any
                                          security received in any such
                                          Reorganization Event, an amount equal
                                          to the Market Price, as of the date on
                                          which the Transaction Value is
                                          determined, per share of such security
                                          multiplied by the quantity of such
                                          security received for each share of
                                          Sun Microsystems Stock, as adjusted by
                                          the Exchange Factor at the time of
                                          such Reorganization Event. In the
                                          event Exchange Property consists of
                                          securities, those securities will, in
                                          turn, be subject to the antidilution
                                          adjustments set forth in paragraphs 1
                                          through 5.

                                          For purposes of paragraph 5 above, in
                                          the case of a consummated tender or
                                          exchange offer or going-private
                                          transaction involving Exchange
                                          Property of a particular type,
                                          Exchange Property shall be deemed to
                                          include the amount of cash or other
                                          property paid by the offeror in the
                                          tender or exchange offer with respect
                                          to such Exchange Property (in an
                                          amount determined on the basis of the
                                          rate of exchange in such tender or
                                          exchange offer or a going-private
                                          transaction). In the event of a tender
                                          or exchange offer or going-private
                                          transaction with respect to Exchange
                                          Property in which an offeree may elect
                                          to receive cash or other property,
                                          Exchange Property shall be deemed to
                                          include the kind and amount of cash
                                          and other property received by
                                          offerees who elect to receive cash.

                                          No adjustments to the Exchange Factor
                                          shall be required unless such
                                          adjustment would require a change of
                                          at least 0.1% in the Exchange Factor
                                          then in effect. The Exchange Factor
                                          resulting from any of the adjustments
                                          specified above will be rounded to the
                                          nearest one hundred-thousandth with
                                          five one-millionths being rounded
                                          upward.

                                          No adjustments to the Exchange Factor
                                          or method of calculating the Exchange
                                          Ratio shall be made other than those
                                          specified above.

                                          Notwithstanding the foregoing, the
                                          amount payable by the Issuer at
                                          maturity with respect to this Reset
                                          PERQS, determined as of the second
                                          scheduled Trading Day prior to
                                          maturity, shall not under any
                                          circumstances exceed an amount of Sun
                                          Microsystems Stock having a market
                                          price of $ as of such second scheduled
                                          Trading Day.

                                          The Calculation Agent shall be solely
                                          responsible for the determination and
                                          calculation of any adjustments to the
                                          Exchange Factor or method of
                                          calculating the Exchange Ratio and of
                                          any related determinations and
                                          calculations with respect to any
                                          distributions of stock, other
                                          securities or other property or assets
                                          (including cash) in connection with
                                          any corporate event described in
                                          paragraph 5 above, and its
                                          determinations and calculations with
                                          respect thereto shall be conclusive.

                                          The Calculation Agent shall provide
                                          information as to any adjustments to
                                          the Exchange Factor or method of
                                          calculating the Exchange Ratio upon
                                          written request by any holder of this
                                          Reset PERQS.

Market Disruption Event...............    "Market Disruption Event" means, with
                                          respect to Sun Microsystems Stock (and
                                          any other security that may be
                                          included as Exchange Property):

                                             (i) a suspension, absence or
                                             material limitation of trading of
                                             Sun Microsystems Stock (or any such
                                             security) on the primary market for
                                             Sun Microsystems Stock (or any such
                                             security) for more than two hours
                                             of trading or during the one-half
                                             hour period preceding the close of
                                             trading in such market; or a
                                             breakdown or failure in the price
                                             and trade reporting systems of the
                                             primary market for Sun Microsystems
                                             Stock (or any such security) as a
                                             result of which the reported
                                             trading prices for Sun Microsystems
                                             Stock (or any such security) during
                                             the last one-half hour preceding
                                             the closing of trading in such
                                             market are materially inaccurate;
                                             or the suspension or material
                                             limitation on the primary market
                                             for trading in options contracts
                                             related to Sun Microsystems Stock
                                             (or any such security), if
                                             available, during the one-half hour
                                             period preceding the close of
                                             trading in the applicable market,
                                             in each case as determined by the
                                             Calculation Agent in its sole
                                             discretion; and

                                             (ii)a determination by the
                                             Calculation Agent in its sole
                                             discretion that the event described
                                             in clause (i) above materially
                                             interfered with the ability of the
                                             Issuer or any of its affiliates to
                                             unwind all or a material portion of
                                             the hedge with respect to the %

                                             Reset PERQS due May 30, 2001
                                             (Mandatorily Exchangeable for
                                             Shares of Common Stock of Sun
                                             Microsystems, Inc.).

                                          For purposes of determining whether a
                                          Market Disruption Event has occurred:
                                          (1) a limitation on the hours or
                                          number of days of trading shall not
                                          constitute a Market Disruption Event
                                          if it results from an announced change
                                          in the regular business hours of the
                                          relevant exchange, (2) a decision to
                                          permanently discontinue trading in the
                                          relevant option contract shall not
                                          constitute a Market Disruption Event,
                                          (3) limitations pursuant to New York
                                          Stock Exchange Rule 80A (or any
                                          applicable rule or regulation enacted
                                          or promulgated by the NYSE, any other
                                          self-regulatory organization or the
                                          Securities and Exchange Commission of
                                          similar scope as determined by the
                                          Calculation Agent) on trading during
                                          significant market fluctuations shall
                                          constitute a suspension, absence or
                                          material limitation of trading, (4) a
                                          suspension of trading in an options
                                          contract on Sun Microsystems Stock (or
                                          any such security) by the primary
                                          securities market trading in such
                                          options, if available, by reason of
                                          (x) a price change exceeding limits
                                          set by such securities exchange or
                                          market, (y) an imbalance of orders
                                          relating to such contracts or (z) a
                                          disparity in bid and ask quotes
                                          relating to such contracts shall
                                          constitute a suspension, absence or
                                          material limitation of trading in
                                          options contracts related to Sun
                                          Microsystems Stock (or any such
                                          security) and (5) a suspension,
                                          absence or material limitation of
                                          trading on the primary securities
                                          market on which options contracts
                                          related to Sun Microsystems Stock (or
                                          any such security) are traded shall
                                          not include any time when such
                                          securities market is itself closed for
                                          trading under ordinary circumstances.

Treatment of Reset PERQS for
United States Federal
Income Tax Purposes...................    The Issuer, by its sale of this Reset
                                          PERQS, and the holders of this Reset
                                          PERQS (and any successor holder of
                                          this Reset PERQS), by its respective
                                          purchase thereof, agree (in the
                                          absence of an administrative
                                          determination or judicial ruling to
                                          the contrary) to characterize this
                                          Reset PERQS for all tax purposes as an
                                          investment unit
                                          consisting of (i) a deposit with the
                                          Issuer of an amount of cash, equal to
                                          the Issue Price, to secure the
                                          holder's obligation to purchase the
                                          Sun Microsystems Stock (the
                                          "Deposit"), which Deposit provides for
                                          quarterly interest payments at a rate
                                          of % per annum, and (ii) a contract
                                          (the "Forward Contract") that requires
                                          the holder of this Reset PERQS to
                                          purchase, and the Issuer to sell, for
                                          an amount equal to $ (the "Forward
                                          Price"), the Sun Microsystems Stock at
                                          maturity (or, alternatively, upon an
                                          earlier redemption of this Reset
                                          PERQS).

        Morgan Stanley Dean Witter & Co., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the amount of Sun Microsystems Stock (or other Exchange Property), as determined in accordance with the provisions set forth under "Exchange at Maturity" above, due with respect to the
principal sum of U.S.$        (UNITED STATES DOLLARS        ) on the
Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

        Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, Australian dollars or euro, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

        Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

        If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

        If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

        If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such

Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:                                MORGAN STANLEY DEAN WITTER & CO.



                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

TRUSTEE'S CERTIFICATE
     OF AUTHENTICATION

This is one of the Notes referred
     to in the within-mentioned
     Senior Indenture.

THE CHASE MANHATTAN BANK,
     as Trustee



By:
    ---------------------------------------
    Authorized Officer

                               REVERSE OF SECURITY

        This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Amended and Restated Senior Indenture, dated as of May 1, 1999, between the Issuer and The Chase Manhattan Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed The Chase Manhattan Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

        Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

        If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

        If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment,
(i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

        Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

        In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

        This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

        This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

        The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

        In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

        The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

        If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and
(iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

        The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

        Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

        The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

        All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

        So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

        With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

        No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

        Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

        No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

        This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

        All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                                  ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:



               TEN COM   - as tenants in common
               TEN ENT   - as tenants by the entireties
               JT TEN    - as joint tenants with right of survivorship and not
                           as tenants in common


        UNIF GIFT MIN ACT - ___________________ Custodian ___________________
                                  (Minor)                         (Cust)

        Under Uniform Gifts to Minors Act ______________________
                                                  (State)

        Additional abbreviations may also be used though not in the above list.

                              --------------------

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



--------------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE]


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.



Dated:
       ------------------------------


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                            OPTION TO ELECT REPAYMENT

        The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         (Please print or typewrite name and address of the undersigned)


        If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
______________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): ______________.


Dated:
       ---------------------------------        --------------------------------
                                                NOTICE: The signature on this
                                                Option to Elect Repayment must
                                                correspond with the name as
                                                written upon the face of the
                                                within instrument in every
                                                particular without alteration
                                                or enlargement.